Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

The Toronto-Dominion Bank

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Debt	Subordinated Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Equity	Class A First Preferred Shares	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Equity	Common Shares	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Other	Warrants	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Other	Subscription Receipts	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Other	Units	457(o)	(1)(2)	100%	(3)(4)	0.0000927	(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$75,000,000,000(1)(2)	100%	$75,000,000,000(3)(4)	0.0000927	$6,952,500(1)(2)

	Carry Forward Securities
Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Equity	Class A First Preferred Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Equity	Common Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Other	Subscription Receipts	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Other	Units	415(a)(6)	(1)(2)		(3)(4)			F-3	333-231751	June 18, 2019	(1)(2)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$12,822,082,032.84(1)(2)		$12,822,082,032.84(3)(4)			F-3	333-231751	June 18, 2019	$1,554,036.34
Carry Forward Securities	Other	Warrants	415(a)(6)	$199,872,800(1)(2)		$199,872,800(3)(4)			F-3	333-239012	July 10, 2020	$25,943.49
	Total Offering Amounts					$61,978,045,167.16		$5,745,364.79
	Total Fees Previously Paid							$0
	Total Fee Offsets							$372,844.62
	Net Fee Due							$5,372,520.17

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the U.S.$75,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes (i) U.S.$12,822,082,032.84 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of February 4, 2022 (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-231751) filed on June 18, 2019 (the “2019 F-3 Registration Statement”) and (ii) U.S.$199,872,800 aggregate principal amount or offering price of the Registrant’s warrants that were unsold as of February 4, 2022 (the “Unsold Warrants”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-239012) filed on July 10, 2020 (the “2020 F-3 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities and the Unsold Warrants will continue to be applied to the Unsold Securities and Unsold Warrants that are being carried forward to this Registration Statement.

The Registrant may continue to offer and sell the securities and the warrants covered by the 2019 F-3 Registration Statement and the 2020 F-3 Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective amendment to this Registration Statement the amount of its securities covered by the 2019 F-3 Registration Statement and the 2020 F-3 Registration Statement that were sold between February 4, 2022 and the effective date of this Registration Statement and any filing fee paid in connection with such securities, and will pay any additional filing fee necessary to cover the full amount of new securities to be registered.

For reasons stated above, the net registration fee paid in connection with this Registration Statement is U.S.$5,372,520.17.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(5)

Each unit will be issued under a unit agreement and will represent one or more debt securities, preferred shares, common shares, warrants and subscription receipts of the Registrant, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(b)
Fee Offset Claims		F-3	333-231751	May 24, 2019		$365,429.34
Fee Offset Claims		F-3	333-239012	June 8, 2020		$7,415.28
Fee Offset Source	The Toronto- Dominion Bank	F-3	333-231751		May 24, 2019						$2,816,259.88
Fee Offset Source	The Toronto- Dominion Bank	F-3	333-239012		June 8, 2020						$25,960.00

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the U.S.$75,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes (i) U.S.$12,822,082,032.84 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of February 4, 2022 (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-231751) filed on June 18, 2019 (the “2019 F-3 Registration Statement”) and (ii) U.S.$199,872,800 aggregate principal amount or offering price of the Registrant’s warrants that were unsold as of February 4, 2022 (the “Unsold Warrants”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-239012) filed on July 10, 2020 (the “2020 F-3 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities and the Unsold Warrants will continue to be applied to the Unsold Securities and Unsold Warrants that are being carried forward to this Registration Statement.

The Registrant may continue to offer and sell the securities and the warrants covered by the 2019 F-3 Registration Statement and the 2020 F-3 Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective amendment to this Registration Statement the amount of its securities covered by the 2019 F-3 Registration Statement and the 2020 F-3 Registration Statement that were sold between February 4, 2022 and the effective date of this Registration Statement and any filing fee paid in connection with such securities, and will pay any additional filing fee necessary to cover the full amount of new securities to be registered.

For reasons stated above, the net registration fee paid in connection with this Registration Statement is U.S.$5,372,520.17.